UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2007

Fortune Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana

(State or Other Jurisdiction of Incorporation or Organization)

0-19049	20-2803889
(Commission File Number)	(IRS Employer Identification No.)

6402 Corporate Drive, Indianapolis, Indiana 46278

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (317) 532-1374

N/A

(Former Name, Address and Former Fiscal Year, if Changed Since Last Report)

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Fortune Industries, Inc.
SEC Form 8-K/A

Fortune Industries, Inc. (“Fortune”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed by Fortune on April 19, 2007 (the “Prior 8-K”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 19, 2007, Fortune filed the Prior 8-K to report the acquisition of Employer Solutions Group, Inc. and its affiliated companies (“ESG”). In the Prior 8-K Fortune stated that it would file financial statements relating to the ESG acquisition within 71 days of the Prior 8-K. Upon further review, Fortune has determined that the ESG acquisition does not require the provision of financial statements or pro forma financial information under the requirements of Rule 3-05(b) of Regulation S-X or Rule 11-01 of Regulation S-X.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortune Industries, Inc.

By:	/s/ John F. Fisbeck
John F. Fisbeck, President
and Chief Executive Officer

DATE: June 21, 2007

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